UNITED STATESstyle="font-size: 14.0pt">
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Private Company Composite Index, Inc.

Delaware	1040	26-0263464
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

311 South Wacker Drive
Chicago, Illinois
United States 60606
Tel No.: 877-436-8739
Fax No.: 877-408-9288

Mr. Stephen H. Watkins, Chief Executive Officer
2436 North Federal Highway - Suite 158
Lighthouse Point, Florida
United States 60606
Tel No.: 954-856-6659
Fax No.: 877-408-9288

 Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective. If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1),(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Shares of Common Stock, par value $.01 per share	1,000,000 shares	$1 per share	$1,000,000	$30.70

(1)

In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(2)

The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act, based upon the sales price of the Shares, being the most recent sales price of shares of the Private Company Composite Index common stock. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) (1) under Securities Act.

(3)	Based on the SEC registration fee of $30.70 per $1,000,000 Proposed Maximum Aggregate Offering Price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Private Company Composite Index may not sell or offer these securities until the registration statement, of which this prospectus forms a part, is filed with the Securities and Exchange Commission and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY __, 2007

PROSPECTUS

PRIVATE COMPANY COMPOSITE INDEX, INC.

1,000,000 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 1,000,000 shares of common stock of the newly organized Private Company Composite Index, Inc. (PCCI) that may be offered and sold, from time to time, by the selling entity identified in this prospectus.

The Private Company Composite Index (PCCI) purchases revenue-royalty contracts from non-public, small and midsized companies;providing general growth and expansion funding to these entities.   PCCI provides investors efficient access to a previously difficult to capture Asset Base while producing, anticipated, alternative investment type returns.

The Private Company Composite Indexs investment objective is three fold; 1) to guarantee the invested principal through US Treasuries; 2) to achieve current alternative investment type income distributions for shareholders; and 3) to allocate a portion of the royalty distributions for portfolio growth and re-investment, in effort to perpetuate increasing share value for investors.

The PCCI will be internally administered pursuant to the Board of Directors direction.   Administrative costs shall be, at onset, 1% of revenue royalties that PCCI is anticipated to collect. These costs may be accrued and pre-paid during the deployment years of the companys development.  No asset management fees will be charged,

99% of collected Revenue Royalties shall be used for the benefit of income distributions to investors or to purchase additional revenue royalty contracts, for the benefit of investors.

The Private Company Composite Index, Inc. (PCCI) Highlights:

1.   The PCCI will guarantee the originally invested principal by using a portion of the invested funds to purchase United States Treasuries.  These Treasuries, at maturity, shall equal the original invested principal;

2.   This concept is referred to as principal guarantee or PCCI guarantee throughout the balance of this document;

3.   The PCCI guarantee shall have a 10 year maturity and will be renewed every 10 years; offering a continuous guarantee to the original principal invested;

4.   The PCCI will purchase revenue royalty contracts, referred to as Royalty Contracts or Royalties throughout the rest of this document, creating a diversified investment opportunity into alternative investment assets;

5.   The PCCI shall distribute Royalties, as approved by the Board, on a quarterly basis to investors;

6.   The PCCI shall reinvest all undistributed Royalties for the purchase of additional Royalty Contracts, as dictated by the Board;

7.   The PCCI will purchase Royalties, on a formulaic basis, from private companies establishing an Index Value for monthly performance of the private sector.

PCCI common stock has reserved the symbol PCCI on the NASDAQ stock market and is expected to trade pursuant to that symbol.  For additional information on the methods of sale, see Plan of Distribution section.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is: July __, 2007

SUMMARY

As used in this prospectus: i: unless the context otherwise requires, (we), (us), (our), the (Company) or (PCCI) refers to the Private Company Composite Index, Inc. and its subsidiaries; ii: (SEC) refers to the Securities and Exchange Commission; iii: (Securities Act) refers to the Securities Act of 1933, as amended; iv: (Exchange Act) refers to the Securities Exchange Act of 1934, as amended; and v: all dollar amounts refer to US dollars, unless otherwise indicated.

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision relating to the purchase of our shares of common stock.

OUR BUSINESS

The Private Company Composite Index, Inc. offers a principal guaranteed, low fee, current income, alternative investment vehicle.

The entity invests a portion of the original investor capital into United States Treasuries which guarantee the principal at maturity.  The balance of the funds are used to purchase Royalty Contracts from a diversified basket of private companies, offering investors access to an income producing, alternative investment structure.

1.         For the investor, the United States Treasury will provide guaranteed principal recovery while royalties provide an alternative investment vehicle producing anticipated returns commensurate with that investment sector.

2.         For private companies in the portfolio, royalty contracts offer an opportunity to raise capital quickly and efficiently without diluting equity or management distractions typical of equity and other private capital investments.

The PCCI will purchase Royalty Contracts from select private companies with all royalty proceeds being paid to the PCCI.  These proceeds shall then be distributed; in part to investors and in part toward the additional purchase of Royalty Contracts as directed by the Board of Directors of the PCCI.

Only companies which are existing Entrex Registered Member Companies (RMC), or those that agree to become such, will be included in the PCCI portfolio.  Entrex is a neutral entity which employs a proprietary patent-pending methodology, guiding companies through a series of procedures, that ultimately provide these companies with exposure and credibility to the institutional financial community.   By introducing efficiency to alternative deal flow the acquisition cost of the royalty contracts is, in part, bourn by the companies opting to become Entrex RMCs.

1.         All Entrex Registered Member Companies provide periodic financial data, similar in structure to SEC EDGAR financial reporting requirements.

2.         Entrex methodologies provide clarity and transparency about the companies participating in the PCCI.  Through Entrex, this data may be made available to investors, and potential investors, of the PCCI.

The PCCI royalty purchase concept is simple; a private company will exchange a percentage of their future revenue through the cash sale of Royalty Contracts.  The PCCI purchases these Royalty Contracts pursuant to a proprietary weighted formula.

Royalties shall be purchased from each company pursuant to defined Board directed initiatives.  At closing, agreed specific assets shall be simultaneously transferred to an escrow agent with immediate global rights provided to the royalty issuer, free of charge, during compliance to contractual PCCI terms.   At any point, if the contractual terms are not being adhered to, use of the assets will be terminated.   These assets are expected to include such things as vendor lists, customer lists or accounting records which would be updated with the escrow agent with an appropriate non-circumvention/non-distribution agreement.

MARKET OPPORTUNITY

Empirical Evidence:  Our basis for a viable investor opportunity utilizing non-public companies comes from the research and data supplied by our sponsored organization, the Private Company Index (PCI).  This is a proprietary benchmarking tool used to measure overall performance growth and decline in the private sector.  It is recognized as the most authoritative source on company growth and private sector performance by practitioners in the financial markets (including investment bankers, broker-dealers, and M & A professionals and accounting firms).

The PCI reflects a significant rise since its launch in Q3 2005.  Calendar year 2006 tracks that portfolio performance increased by over 52% in total.   As of May 2007 the PCI reveals total growth of 76% over an 18 month period.. For more details and current performance data visit www.privatecompanyindex.com.

Philosophical Beliefs: It is published that there are about 20,000 public companies on the US equity markets with an estimated 5000 of those considered actively traded.  Yet there are nearly 24 million private firms in the US, most of which never enter a traditional investors purview as they must be sought out deal-by-deal or purchased through large private equity transactions.  This means that traditional investors have no clear access path to roughly 99% of American companies.  Though, it is this same sub public group that is largely responsible for fueling our nations economic expansion and employment growth.

That fact is capital cannot fund what it cannot find.  Growing private companies, not ready for the public market, have no formal standardized path to offer interested and knowledgeable capital sources an opportunity to invest.  Yet, funding private entities provides true economic gain versus simply trading gain.

Thus, an opportunity structured around investment into qualified private companies can be beneficial not only to the shareholder in terms of value, but to these companies and the communities they support.   The PCCI is a starting point to provide investors a quantified, efficient and controlled method of accessing a diverse basket of companies in the private sector.

BUSINESS STRATEGY

We intend to implement the following strategies to take advantage of the market opportunity for purchasing Royalty Contracts from non-public, small to mid-size companies.

Demand-driven investing. We have the ability to focus our Royalty purchases on companies where there is a proven demand for the products or services they offer; rather than focusing on ideas that have not been proven or situations in which a completely new market must be created.

Proactive investment approach. We have the ability to target companies that we believe offer substantial growth opportunities and proactively approach them regarding Royalty purchase. We believe that the corporate positioning of the PCCI, along with the networks and relationships held by key staff, provide unparallelled access to a continued flow of entrepreneurial private companies which fit the scope of our portfolio.

Royalty Contracts are a non-invasive instrument in the eyes of corporate management.. Unlike traditional cash for equity arrangements, the PCCIs formulaic Royalty Contract purchase methodology does not include any desires to be involved in a portfolio companys management process or decision making.  We believe this increases the likelihood of targeted companies opting to engage in a Royalty Contract.

MECHANICS OF ROYALTY PURCHASE:

The mechanics of royalties are simple:

1.            Principal provided to PCCI;

2.            10 year United States Treasuries purchased providing principal guarantee, at maturity, of the invested capital;

3.             Royalties purchased from select companies;

4.             Assets escrowed and licensed to company while in compliance to royalty terms;

5.             Royalties collected (ongoing);

6.             Portion of Royalties distributed to Investors;

7.             Balance of Royalties reinvested for the purchase of Royalty Contracts from additional companies;

8.             Royalty Contracts conclude or are redeemed (periodically);

9.             Escrowed assets returned.

The PCCI anticipates offering investors an alternative investment product structured as a low fee, income producing portfolio featuring quarterly distributions to shareholders.  Similar in concept to the NASDAQ, Dow or Standard and Poors Composite Indices; the PCCI offers efficient access to a unique diverse basket of private companies, which allows investors diversification across industrial and geographic sectors.

PROSPECTIVE PCCI PORTFOLIO COMPANIES

We have examined a significant number of prospective portfolio companies and briefed each with information relating to deployment timelines and expenses associates with PCCI portfolio participation.  We have a nonbinding commitment with a select number of those companies thought to be the most appropriate candidates for an initial wave of deployment.  We are in talks with over 400 other companies with interest in the portfolio, to assess their level of readiness and assess financial standing, and probable royalty returns, via the PCCI standard formula.

We expect that Royalty Contract purchases from the sampling of companies listed in the chart below will combine with the other prospective portfolio companies with which we have non-binding commitments, and those with which we are currently negotiating, to comprise 100% of our entire initial portfolio.

We currently expect to fund the Royalty Contract Purchases described in these non-binding commitments using a portion of the net proceeds of this offering. The consummation of each Royalty Contract purchase will depend upon the completion of this offering, the execution and delivery of final binding agreements in form mutually satisfactory to the parties, the companys willingness to formally engage in the Entrex Registered Member Company marketplace for all financial reporting and due diligence, the absence of any material adverse change and the receipt of any necessary documents and or consents. At this time, the final forms of our investments remain subject to additional negotiations with these companies. We currently have no relationship with any prospective portfolio company other than these non-binding commitments.

Company                                           Industry Sector                                  Royalty Contract Purchase Price

Reset Electronics Inc.                          Nationwide electronics distributor                   $1,000,000

Promero, Inc.                                      Call center & CRM software                          $1,000,000

Fresh Energy Bakery                           Mfr/retail specialty baked goods                     $1,000,000

PCCI internal management has initially screened each of the prospective portfolio companies to determine that each satisfies our investment criteria, conducted a preliminary due diligence investigation of each prospective portfolio company and initiated the terms of the non-binding commitment. Upon the consummation of a Royalty Contract purchase, our Management Team will be responsible for monitoring and servicing these contracts.

If we do not wish to finalize these transactions, we will not be obligated to do so. Similarly, prospective portfolio companies are not obligated to obtain funding from us. We can offer no assurance that in the course of completing the transactions not subject to binding agreements, we will not discover facts that would cause us to change the terms and amounts of Royalty Contract purchase, render these opportunities unattractive or that any of these transactions will actually be made.

DESCRIPTIONS OF PROSPECTIVE PORTFOLIO COMPANIES

Reset Electronics Inc.(REI) : Seven year old canada wine distributor of electronic components, wire, cable, test equipment and other items related to the electronics industry.  Additionally, due to the unique technical abilities of the staff, they are able to offer custom designed parts and solutions.  Sales operations are both online and out of a storefront in Ottawa, Ontario, Canada. Sales/order management website can be viewed at www.resetelectronics.com. The brand, Reset Smart Parts, is affiliated as the retail division of the company.

Promero, Inc. (PRO)  : Seven year old global developer, reseller and application service provider of call center software, customer relationship management software and lead generation services.  Recurring monthly revenue is generated from software hosting, annual fees from software updates/annual maintenance and re-selling of traditional telephony services.  Incremental revenue is generated from commissions on lead generation package sales, software sales and professional fees related to custom software development and software integration.  Service marks held by PRO include BusinessAsUsual, ProlmageBanc, Smart8, BMR BestMortgageRates.TV and ProStar.

Fresh Energy Bakery (BAR) : Four year old, Reno, Nev., based specialty bakery producing and retailing nutritional bars and other products.  Stock is sold online, through their own retail outlets and through national retail partner chains.  BAR is a self-described community minded organization serving health conscious consumers with products specifically tailored to their needs.

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OUR HISTORY

We were incorporated as Private Company Composite Index, Inc. under the laws of Delaware on May 31, 2007.

Our principal offices are located at 311 South Wacker Drive, Chicago, Illinois, United States 60606. Our telephone number is (877) 436-8739 and our fax number is (877) 408-9288.

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THE OFFERING

Issuer:	Private Company Composite Index, Inc.
Shares Offered by the PCCI:	The PCCI is offering up to 1,000,000 shares of our common stock having a par value of $.01 per share.
Offering Price:	PCCI will sell the shares of common stock at a price of $1 per share.
Terms of the Offering:

PCCI will determine when and how it will sell the common stock offered by this prospectus.  Investors will bear limited fees, with portfolio companies absorbing a majority of the costs associated with the offering.  See Plan of Distribution section.

Administrative Fees & Costs:

The PCCI will be internally managed through a 1% fee based on the royalty revenues received from contract purchases.   These fees may be accrued and pre-paid as required for the operation of the entity.  A license fee of .5% of revenue royalties shall be paid to a third party for the use of various intellectual property as required for operations.  These fees may also be accrued and prepaid, as needed for operations and at the discretion of the Board of Directors.

Termination of the Offering:

The offering will conclude when all shares of common stock offered hereby have been sold, the shares no longer need to be registered to be sold, or we decide to terminate the registration of the shares.

Use of Proceeds:

The proceeds of this offering will be used in two ways: first it will purchase United States Treasuries; secondly the proceeds will be used to purchase Royalty Contracts from private companies; pursuant to a proprietary weighted PCCI formula (see Description of Business section).  Revenue royalty contracts will be purchased based upon five key factors (years in business, three-year historical growth average, gross margin, debt-to-equity ratio and net profit/loss).  A company may receive a percentage of their annual revenue based upon the proprietary and weighted formulaic computation of these factors, and others as deemed appropriate by the board of directors and management of the PCCI administrator.  No single company shall receive a Royalty Contract  that is greater than 5% of the total PCCI funds available to purchase of revenue royalty contracts.

Distributions:

To the extent that we have Royalty income available, we intend to make quarterly distributions to our shareholders, beginning with our first full quarter after completion of this offering. The percentage of total Royalties distributed will be determined by the Board of Directors.  Any remaining Royalties will be reinvested into the PCCI to purchase Royalty Contracts from additional companies.

No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange.
Issued Shares of Common Stock:	There are 1,000 shares of common stock issued at present. An additional 1,000,000 shares of our common stock issued on July ___, 2007.
Risk Factors:	See Risk Factors section and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our shares of common stock.

SUMMARY OF STARTING FINANCIAL DATA

The Company is a new entity founded on May 31, 2007.  The following financial statements are representative of management opinion and are in process of audit pursuant to an independent registered public accountant in compliance with US GAAP and Regulation SB as required by Item 310 of such Regulation.  Audited financial statements shall be provided and include, prior to effective registration, a consent from the accountants.

 Balance Sheet Data

As at
June __, 2007

(Audited)
Cash	$100

Total Assets	$100
Total Liabilities	$25,000
Total Stockholders Equity (Deficiency)	($24,900)

Statement of Starting Operations Data

As at
June -__, 2007

(Audited)
Revenue	$ Nil
Expenses	$ 25,000
Other Income	$ Nil
Loss for the Period	$ 25,000

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

RISKS RELATING TO OUR COMMON STOCK

We are a new company with no operating history.

We were initially formed in May 2007. As a result, we have no financial information on which to evaluate an investment based on prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our stated objectives and that the value of your investment could decline substantially or become worthless.

We will be dependent upon key administrative personnel of the PCCI for our future success, particularly Stephen H. Watkins and Erika Conefry. If we lose either member of the PCCI management team, our ability to implement our business strategy could be significantly harmed.

We will depend on the experience, diligence, skill and network of business contacts of our management personnel. The management personnel, together with other professionals the PCCI may retain subsequent to our offering, will evaluate, negotiate, structure, close, monitor and service our purchase of Royalty Contracts from specific companies, as based on the proprietary weighted formula approved by the PCCI Board of Directors. Our future success will depend to a significant extent on the continued service and coordination of the PCCI administrative personnel, Stephen H. Watkins, who is also the Chairman of the Board of Directors and Erika Conefry, who is a Director of the PCCI. The departure of either of these individuals could have a material adverse effect on our ability to achieve our objectives and manage the portfolio.

Our licensor; Entrex, Inc., is a separate company on whom we shall rely heavily.

We will rely heavily on Entrex. If they are unable to uphold their duties to the PCCI, we would suffer heavily or completely cease operations.

There is no active trading market for our common stock.

There is currently no active trading market for our common stock.

If we cannot get enough companies to join the portfolio, there is a risk that royalty returns will not meet expectations.

In order for our business model to be successful, the PCCI relies on numerous companies joining our portfolio by engaging in revenue royalty contracts.  If there are not a sufficient number of companies, the portfolio could fail to meet expectations.

If there are not enough investors, there will not be enough cash to deploy to a portfolio of desired size, which could affect anticipated shareholder returns.

The PCCI business model relies on a specific amount of dollars being deployed into the purchase of revenue royalty contracts.  If there are not sufficient investors from which to realize the required amount of capital, the portfolio may fail to meet shareholder expectations.

Our business model depends upon the development and maintenance of strong referral relationships with private companies, investment banking firms and professional services firms.

If we fail to maintain our relationships with key firms, or if we fail to establish strong referral relationships with other firms or other sources of royalty purchase opportunities, we will not be able to grow our portfolio and achieve our objectives. In addition, persons with whom we have informal relationships are not obligated to inform us of opportunities and therefore such relationships may not lead to portfolio enhancement.

Our ability to grow will depend on our ability to raise capital.

We need access to investor capital in order to purchase revenue royalties of private companies, to extent of the planned portfolio.

We may borrow money, which would magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us.

The use of leverage magnifies the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in our securities. We may borrow from and issue senior debt securities to banks, insurance companies, and other lenders. Lenders of these senior securities will have fixed dollar claims on our assets that are superior to the claims of our common shareholders and we would expect such lenders to seek recovery against our assets in the event of a default. If the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock dividend payments. Leverage is generally considered a speculative investment technique. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures

In addition, any debt facility into which we may enter would likely impose financial and operating covenants that restrict our business activities, including limitations that would hinder our ability to finance additional loans and investments or to make distributions.

Our financial condition and results of operations will depend on our ability to manage our future growth effectively.

The PCCI is a newly organized company. As such, it is subject to the business risks and uncertainties associated with any new business enterprise, including the lack of experience in managing or operating a business of this type. Our ability to achieve our objectives will depend on our ability to grow, which will depend, in turn, on our management personnels ability to identify, analyze and purchase royalties from companies that meet the formulaic PCCI revenue royalty contract purchase criteria.

Accomplishing this result on a cost effective basis is largely a function of our management personnels structuring of administrative duties, their ability to provide competent, attentive and efficient services to us, and our access to financing on acceptable terms.

We will operate in a highly competitive market for investment opportunities.

We compete for shareholders with traditional investment vehicles (including private equity funds and mezzanine funds), other equity and non-equity based investment funds, investment banks and other sources of financing, including traditional financial services companies such as commercial banks and specialty finance companies. Many of our competitors, although in a more traditional investment space, are substantially larger than us and have considerably greater financial, technical and marketing resources than we do.

Our quarterly and annual operating results are subject to fluctuation as a result of the nature of our business, and if we fail to achieve our objectives, the value of our common stock may decline.

We could experience fluctuations in our quarterly and annual operating results due to a number of factors, some of which are beyond our control, including the number of investors, the number of companies that agree to sell revenue royalties, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

There are significant potential conflicts of interest which could impact our returns.

Our executive officers and directors (and any that may be retained in the future), and the future members of a PCCI royalty portfolio, may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of royalty-purchasing organizations managed by affiliates of the PCCI that may be formed in the future. Accordingly, if this occurs, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

Our Board of Directors may be authorized to reclassify any un-issued shares of common stock into one or more classes of preferred stock, which could convey special rights and privileges to its owners.

The PCCI has no preferred stock available but they reserve the right to reclassify any of their un-issued shares into one or more classes of preferred stock at any time.

Our Board of Directors may change our royalty contract purchasing objectives, operating policies and strategies without prior notice or stockholder approval.

Our Board of Directors has the authority to modify or waive certain of our operating policies and strategies without prior notice and without stockholder approval. However, absent stockholder approval, we may not change the nature of our business so as to cease to exist. We cannot predict the effect any changes to our current operating policies or strategies would have on the business model, operating results and returns to shareholders. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Changes in laws or regulations governing our operations may adversely affect our business.

We are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.

We will incur significant costs as a result of being a public company.

As a public company, we will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Securities Exchange Act of 1934, recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, and other rules implemented by the SEC. We believe that complying with these rules and regulations will make some activities time-consuming and costly and may divert significant attention of the administrative personnel from implementing our objectives to these and related matters.

Because the PCCI may be publicly traded, there will be uncertainty regarding the value of our revenue royalty contracts purchased.

On a monthly basis we shall provide to shareholders our calculation of the present value (PV) of the PCCIs royalty purchase portfolio.  This valuation may fluctuate significantly and could have no relevance to actual results of the PCCI.  This monthly present value formula would be used to estimate the value of the PCCI common stock.

PCCI shares will be sold privately and through broker dealers.  Through the sale of shares publicly there is uncertainty about potential investors and/or their belief of reliability in our business model.

Investing in primarily small and mid-sized private companies may present certain challenges to us, including the lack of available information about these companies.

We will be investing in private companies which report to Entrex through required proprietary methodologies.  Entrex, as a service provider, has agreed to an acceptable corporate review process that may or may not include mandating audited financial statements from each portfolio company.  Entrex is able to make all available portfolio company data open to investors for review.

RISKS RELATED TO THE PCCI OFFERING

There is no public market for our common stock, and we cannot assure you that the market price of shares of our common stock will not decline if we were to initiate an initial public offering.

There is no public trading market for our common stock, and we cannot assure you that one will develop or be sustained. The initial price of our common stock will be determined through our negotiations with the underwriters, broker-dealers and investors and may not bear any relationship to the market price at which it may trade after our offering or to any other established criteria for our value.

Our common stock price may be volatile and may decrease substantially.

The trading price of our common stock may fluctuate substantially. The price of our common stock that will prevail in the market after an offering may be higher or lower than the price you pay, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

price and volume fluctuations in the secondary trading of our stock;
investor demand for our shares;

significant volatility in the market price and trading volume of securities of other companies in our sector, which are not necessarily related to the operating performance of these companies;

changes in regulatory policies or tax guidelines with respect to companies similar to the PCCI;

changes, or perceived changes, in the value of the portfolio of Royalty contracts;

departures of PCCIs key personnel;

operating performance of companies comparable to us; or

general economic conditions and trends and other external factors.

In the past, following periods of volatility in the market price of a companys securities, securities class action litigation has often been brought against various company. Due to the potential volatility of our stock price, if a market for our stock is established, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert managements attention and resources from our business.

We cannot assure investors that we will be able to successfully deploy the proceeds of our offering within the timeframe we have contemplated.

We anticipate that substantially all of the offering proceeds will be deployed in accordance with our objectives within 12 months of the completion of the offering. We cannot assure you, however, that we will be able to locate a sufficient number of suitable opportunities to allow us to successfully deploy substantially all of the net proceeds in that timeframe. To the extent we are unable to utilize substantially all of the net proceeds of our initial offering within our contemplated timeframe, after the completion of our offering, shareholder returns, and in turn our results of operations, will likely be materially adversely affected.

We will have broad discretion over the use of proceeds of our offering, to the extent it is successful, and will use proceeds in part to satisfy operating expenses beyond those incurred through management fees.

We will have significant flexibility in applying the proceeds of our offering and may use the net proceeds from our offering in ways with which you may not agree, or for purposes other than those contemplated at the time of our offering. We may also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments from net proceeds. Our ability to achieve our objectives may be limited to the extent that net proceeds of our offering, pending full deployment, are used to pay operating expenses.

Investors in our offerings will incur dilution.

The net cash proceeds that we receive from this offering will be net of the underwriting and/or capital raise discount as well as other offering and organizational expenses. As a result, our value per share immediately after completion of this offering is estimated to be lower compared to an offering price. Accordingly, investors purchasing shares in this offering will pay a price per share of common stock that exceeds the value per share of common stock and will bear the costs of the underwriting discount and, indirectly, other offering expenses. See Dilution section.

Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.

Sales of substantial amounts of our common stock, or the availability of such common stock for sale, could adversely affect the prevailing market prices for our common stock. If this occurs, and continues, it could impair our ability to raise additional capital through the sale of securities; should we desire to do so.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS AND PROJECTIONS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about PCCI, our prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as anticipates, expects, intends, plans, believes, seeks, estimates, would, should, targets, projects, and variations of these words and similar expressions are intended to identify forward looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including without limitation:

1.         An economic downturn could impair our portfolio companies ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

2.         An economic downturn could disproportionately impact various market sectors from which we purchased Royalties, causing us to suffer portfolio losses and experience diminished demand for funding in this industry sector;

3.         A contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;

4.         Interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

5.         Currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive Royalties denominated in foreign currency rather than U.S. dollars; and

6.         The risks, uncertainties and other factors we identify in Risk Factors and elsewhere in this prospectus and in our filings with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in Risk Factors and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. The forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933.

USE OF PROCEEDS

The proceeds of this offering will be used in two ways: first it will purchase United States Treasuries; secondly the proceeds will be used to purchase Royalty Contracts from private companies; pursuant to a proprietary weighted PCCI formula (see Description of Business section).  Revenue royalty contracts will be purchased based upon five key factors (years in business, three-year historical growth average, gross margin, debt-to-equity ratio and net profit/loss).  A company may receive a percentage of their annual revenue based upon the proprietary and weighted formulaic computation of these factors, and others as deemed appropriate by the board of directors and management of the PCCI administrator.  No single company shall receive a Royalty Contract  that is greater than 5% of the total PCCI funds available to purchase of revenue royalty contracts.

DETERMINATION OF OFFERING PRICE

As there is no public market for our shares of common stock, we fixed the offering price of the shares hereby offered by looking at similar indexes and companies to gain direction from their offering price.  Mainly the offering price was arbitrarily determined to meet the needs of the PCCI operational model. There is no relationship whatsoever between the offering price for the shares offered hereby and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale, prices related to such prevailing market prices or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the PCCI will be the initial offering.  We may opt for additional or follow on offerings which may dilute any investors that choose to purchase common shares through this offering.

DISCUSSION OF THE COMPANYS EXPECTED OPERATING PLANS

The following discussion should be read in conjunction with our financial statements, all related notes and any other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to the factors discussed under Risk Factors and Forward-Looking Statements and Projections appearing elsewhere herein.

OVERVIEW

The Private Company Composite Index (PCCI) purchases revenue royalty contracts from nonpublic, small and midsized companies; providing general growth and expansion funding to these entities.   PCCI provides investors efficient access to a previously difficult-to-capture Asset Base while producing, anticipated, alternative investment type returns.

The Private Company Composite Indexs investment objective is three fold; 1) to guarantee the invested principal through US Treasuries; 2) to achieve current alternative investment type income distributions for shareholders; and 3) to allocate a portion of the royalty distributions for portfolio growth and re-investment, in effort to perpetuate increasing share value for investors.

PLAN OF OPERATIONS

Our plan of operations, following a successful offering, is to complete the following objectives within a reasonable time period.

1.          PCCI portfolio company recruitment & qualification;

2.          Purchases of Revenue Royalty Contracts from companies;

3.          Collection of Revenue Royalties pursuant to Revenue Royalty Contracts;

4.          Distribution of royalties to shareholders and appropriate reinvestment into the PCCI.

REVENUES

We plan to generate revenue in the form of Royalties purchased from private companies.  In addition, we may generate revenue in the form of commitment, origination, structuring or diligence fees, monitoring fees, fees for providing managerial assistance and possibly consulting fees and performance-based fees. Any such fees will be generated in connection with our investments and recognized as earned.

EXPENSES

Our primary operating expenses will be the payment of administrative and licensing fees.  The Management fee, as describe earlier, will support the staff as needed to identify, qualify, close, monitor and service the various Revenue Royalty Contracts we purchase.

The operational and administration efforts shall include (without limitation):

1.         The cost of calculating our net present  value, including the cost of any third-party valuation services;

2.         The cost of effecting sales and repurchases of shares of our common stock and other securities;

3.         Investment advisory fees;

4.         Fees payable to third parties relating to, or associated with, royalty contracts, including fees and expenses associated with performing due diligence reviews of prospective investments;

5.         Any necessary transfer agent and custodial fees;

6.         Fees and expenses associated with marketing efforts;

7.        Federal and state registration fees;

8.        Any future stock exchange listing fees;

9.        Applicable federal, state and local taxes;

10.         Any required brokerage fees

11.         Costs of any necessary proxy statements, stockholders reports and notices;

12.         Fidelity bond, directors and officers/errors and omissions liability insurance and other insurance premiums;

13.         Direct costs such as printing, mailing, long distance telephone, and staff;

14.         Fees and expenses associated with independent audits and outside legal costs;

15.         Costs associated with our reporting and compliance obligations, pursuant to SEC regulations,  and applicable federal and state securities laws; and

16.         All other expenses incurred by either Entrex or PCCI in connection with administering our business, including payments to operational staff.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

We will generate initial cash primarily from the net proceeds of this offering and any future offerings of securities and cash flows from operations, including interest earned from the temporary investment of cash in U.S. Government securities and other high-quality debt investments.  We will fund portfolio growth by reinvestment of a portion of royalties to purchase new royalty contracts

ROYALTY DISTRIBUTION POLICY

To the extent that we have Royalty income available, we intend to make quarterly distributions to our shareholders, beginning with our first full quarter after completion of this offering. The percentage of total Royalties distributed will be determined by the Board of Directors. Any remaining Royalties will be reinvested into the PCCI to purchase Royalty Contracts from additional companies.

CONTRACTUAL OBLIGATIONS

The PCCI has agreed with the Global Media Fund to provide $10,000,000 of marketing and media in exchange for freely tradable common stock of PCCI.  This arrangement has been agreed between parties and becomes effective upon the successful sale and listing of PCCI stock on a national exchange.

Various employment agreements have been made with key personnel which regulate the manner of compensation and the potential option purchases as provided in the employment agreements.

COMPETITION

We are a new company with a unique business model and have no rivals we know of at this point.

EMPLOYEES

As of the date of this prospectus, Stephen H. Watkins and Erika Conefry are the key personnel associated directly with the PCCI.  Other staff members will be involved in PCCI work as required.

RESEARCH & DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS & TRADEMARKS

We anticipate a provisional patent being filed for our weighted proprietary royalty purchase formula: The PCCI Royalty Factor Calculator

FORMULAIC APPROACH

The formulas we use include the Altman Z-Score and five other financial matrices which provide the PCCI with a formulaic maximum purchase amount for revenue royalty contracts from a given private company.

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STARTING NUMBERS OF OPERATION

The Company is a new company founded on May 31, 2007.  The following financial statements are representative of management opinion and are in process of audit pursuant to an independent registered public accountant in compliance with US GAAP and Regulation SB as required by Item 310 of such Regulation.  Audited financial statements shall be provided and include, prior to effective registration, a consent from the accountants.

As at
June __, 2007

(Audited)

Revenue	$Nil

Expenses	$25,000

Consulting Fees	$25,000

Other Income	$Nil

Loss for the Period	($25,000)

REVENUE LAUNCH

We will have no operating revenues since inception.

G&A

General and administrative expenses include amounts that we pay in connection with the administration of our business. Our general and administrative expenses have been minimal to date.

PROFESSIONAL FEES

Professional fees will include our accounting and auditing expenses incurred in connection with the preparation and audit of our financial statements and professional fees that we pay to our legal counsel. Our accounting and auditing expenses will be incurred in connection with the preparation of our audited financial statements and un-audited interim financial statements and our preparation and filing of a registration statement with the SEC. Our legal expenses will represent amounts paid to legal counsel in connection with our corporate organization.

CASH USED IN OPERATING ACTIVITIES

We have used no cash to date.

CASH FROM INVESTING ACTIVITIES

We have used no cash to date.

CASH FROM FINANCING ACTIVITIES

We have used no cash to date.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

ONGOING RELATIONSHIPS WITH PORTFOLIO COMPANIES

We have arranged for Entrex to be a third-party service providor, charged with monitoring the financial trends of each company in which we have royalty interests.  This data will be available to the PCCI fund managers and may be provided to investors or potential investors.

PLAN OF DISTRIBUTION

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. We have reserved the symbol PCCI with NASDAQ to list when capable and appropriate; based on the success of this offering. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

MANNER OF SALE

The shares may be sold by means of one or more of the following methods:

1.     Private sales between broker dealers;

2.     Other individuals being paid commensurate rates;

3.     Ordinary brokerage transactions in which the broker solicits purchasers;

REGULATION M

PCCI must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the PCCI that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the PCCI and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a company may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the company must comply with applicable law and, among other things:

1.      May not engage in any stabilization activities in connection with our common stock;

2.      May not cover short sales by purchasing shares while the distribution is taking place; and

3.      May not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

LEGAL PROCEEDINGS

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Board of Directors:
Name
Erika Conefry
Verne Harnish
Nick Niefhoff
Arthur Lipper
Tom Rubio
Terry Temescu
Stephen H. Watkins (Chairman & CEO)

Our executive officers and directors as of May 31, 2007 are as follows:

Erika Conefry: Erika came to Entrex from the Entrepreneurs Organization where, for over six years, she directed the development of globally branded education and services to an elite CEO audience.  In total, Erika brings 15 years of experience in global operations, complex project management, program management/evaluation, business process development and staff management to Entrex and the PCCI.

Verne Harnish: Verne is the founder of the global Entrepreneurs Organization and was recently voted by Fortune Small Business as Growth Guru of the Year.  He advises firms whose revenue has grown at least 20% per year for the past four years.  Vernes focus on growth businesses, along with his worldwide recognition as a leader in the entrepreneurial community, helps align the PCCIs interest to the private company community.

Arthur Lipper:  Arthur is an investment banker, financier, management consultant, author and lecturer who has been affiliated with the international financial community for most of his career. His stock and commodity exchange memberships have included: NYSE, American, Midwest, Pacific Coast, Detroit, Boston, Philadelphia, Bangkok, NY COMEX and NY Futures Exchange. He has served as advisor to Mid-America Commodity Exchange and Bourse de Beyrouth. He was the founder and CEO of Arthur Lipper Corporation where he developed the LIPPER Mutual Fund Performance Analysis service and was the co-founder and Chairman of New York & Foreign Securities Corporation.

Nick Niefhoff:  Nick was the past President of the Cincinnati Stock Exchange which he sold to the Chicago Board Options Exchange.  The NSX, as it is now called, was the first electronic trading floor of its kind.  Previously Nick headed the technology behind NASDAQ.

Tom Rubio: Tom founded Breakwater Trading, LLC in December 2001 with less than a million dollars and six people.  Breakwater now earns in excess of $40 million per year and employs over 140 people in numerous states.  Tom has substantial experience in management, computer science, and theoretical optionality in derivative products.

Terry Temescu: Terry leads Iron Leaf Capital (IRON: NASDAQ) and was Managing Director of Eldon Capital, which managed more than $500 million in private equity investments worldwide.  Prior to joining Eldon, Terry spent 10 years as an investment banker at Goldman Sachs & Co. and Smith Barney.  While at Goldman Sachs he was associated with some of the most visible transactions in the health insurance and financial services industry.  He was instrumental in bringing Entrexs private equity market to the financial community.

Stephen H. Watkins: Stephen is Chairman of the Board of the PCCI and is the founding Chairman and CEO of Entrex, Inc.  Stephen authored the book Capital Cant Fund What It Cant Find, as well as a syndicated bi-monthly finance column; read by over 5,000,000 national readers in the last year.  His has been directly involved in founding through exit of six companies which matured his understanding of the private equity market; eventually leading him to found Entrex and the PCCI.

COMPENSATION OF DIRECTORS

The independent directors will receive an annual retainer fee of $20,000, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting. The independent directors will receive $500 in connection with each committee meeting of the Board of Directors that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. In addition, the Chairman of the Audit Committee (not yet formed) will receive an annual retainer of $10,000, while the Chairman of the Valuation Committee (not yet formed) and the Chairman of the Nominating and Corporate Governance Committee (not yet formed) will each receive an annual retainer of $5,000. No compensation is expected to be paid to directors until this offering is made effective.

INDEMNIFICATION AGREEMENTS

We shall enter into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Delaware law. Each indemnification agreement provides that PCCI shall indemnify the director who is a party to the agreement (an Indemnitee), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.

SIGNIFICANT EMPLOYEES

As of the date of this prospectus, Stephen H. Watkins and Erika Conefry are the key personnel associated directly with the PCCI.  Other staff members will be involved in PCCI work as required.  Various employment agreements have been made with key personnel which regulate the manner of compensation and the potential option purchases as provided in the employment agreements.

FAMILY RELATIONSHIPS

There are no family relationships among our directors or officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers or control persons are known to have been involved in any of the following events during the past five years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000 shares of common stock, with a par value of $.01 per share.  A Certificate of Amendment of Certificate of Incorporation has been approved by the Board of Directors authorizing common stock in the amount of 100,000,000 shares.

Under our charter, our Board of Directors is authorized to classify and reclassify any un-issued shares of stock into other classes or series of stock without obtaining stockholder approval. As permitted by the Delaware General Corporation Law, our charter provides that the Board of Directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

COMMON STOCK

All shares of our common stock have equal rights as to earnings, assets, dividends and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable.  There are no voting rights associated with common stock shares.  Distributions may be paid to the holders of our common stock if, and when, authorized by our Board of Directors and declared by us out of assets legally available therefore. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up of PCCI, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time

WARRANTS / OPTIONS

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, pursuant to the direction of the board, issue warrants and/or options to individuals and/or entities in the future.

ELECTRONIC PROSPECTUS

In connection with this offering, any underwriters may make prospectuses available on their web sites in electronic (PDF) format. No forms of prospectus other than printed prospectuses and prospectuses made available electronically that are printable in Adobe PDF format will be used in connection with this offering. Other than the prospectus in electronic format, the information on any underwriters web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as such with respect to this offering an should not be relied upon by investors.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

ORGANIZATION SINCE INCORPORATION

We were incorporated on May 31, 2007, as the Private Company Composite Index, Inc. under the laws of the state of Delaware.

REPORTS TO SECURITY HOLDERS

The PCCI will not be filing reports directly to the security holders.  Instead the SEC will have all of our filings on hand.  For more information, refer to the SEC website.

DESCRIPTION OF PROPERTIES

Our executive offices are located at 311 South Wacker Drive, 48th Floor, Chicago, Illinois, 60606 United States.

REGISTRATION RIGHTS

We have not granted registration rights to the selling stockholders or to any other person.

OPTIONS, WARRANTS AND OTHER CONVERTIBLE SECURITIES

As of the date of this prospectus, there are various employment agreements have been made with key personnel which regulate the manner of compensation and the potential option purchases as provided in the employment agreements.  Further options, warrants or convertible securities may be issued to key personnel under the direction of the Board of Directors.

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PRIVATE COMPANY COMPOSITE INDEX, INC.
Financial Statements (Audited)

BALANCE SHEET
(Stated in U.S. Dollars)

June __, 2007

ASSETS

Current
Cash	$100

$100

LIABILITIES

Current
Accounts payable and accrued liabilities	$25,000

STOCKHOLDERS EQUITY

Share Capital
Authorized:
100,000 common voting stock with a par value of
$.01 per share

Issued:
100,000 common shares
1
Additional Paid In Capital
Accumulated Other Comprehensive Loss	0
Accumulated Deficit	(25,000)

 PRIVATE COMPANY COMPOSITE INDEX, INC.

STATEMENT OF OPERATIONS

(Audited & Stated in U.S. Dollars)

AS AT
JUNE__,
2007

Revenue	$-

Expenses
Consulting fees	25,000
General and administrative	0
Professional fees	0

Net Loss For The Period	$(25,000)

Weighted Average Number Of Common Shares Outstanding	1

(Stated in U.S. Dollars)

AS AT
June __, 2007

Cash (Used In) Operating Activities
Net loss for the period	$(25,000)
Changes in non-cash operating working capital item:
Accounts payable and accrued liabilities	( )
(0)

Cash Provided By Investing Activity
100

Cash Provided By Financing Activity
Issuance of common stock	100

Foreign Exchange Effect On Cash	(0)

Increase In Cash	100

Cash, Beginning Of Period	0

Cash, End Of Period	$100

Prior year comparative figures are not presented because the Company was incorporated on May 31, 2007

ORGANIZATION

Private Company Composite Index, Inc. (the Company) was incorporated in the State of Delaware, U.S.A., on May 31, 2007. The Company has principal executive offices are in Chicago, Illinois. The year end of the PCCI is December 31st.

The Company has been in the business of purchasing royalty contracts from private companies since its inception.

RECENT SALES OF UNREGISTERED SECURITIES

We have not sold any unregistered securities within the past three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT[EC1]

(1)	(2)	(3)	(4)
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Ubique Holdings LP North Federal Highway - Suite 158 Lighthouse Point, Florida 33064	1,000 Shares	100%

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by PCCI in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee:

Securities and Exchange Commission registration fee	$30.70
Accounting fees and expenses	$0
Legal fees and expenses	$0
Transfer agent and registrar fees	$0
Fees and expenses for qualification under state securities laws	$NIL
Miscellaneous	$50,000
Total	$50,030.70

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of State of Lighthouse Point of Florida, on  July 11, 2007

Private Company Composite Index

By  - Stephen H. Watkins

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

(Signature) Stephen H. Watkins

(Title) CEO

(Date) July 11, 2007

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Chicago, Illinois on July 17, 2007.

PRIVATE COMPANY COMPOSITE INDEX, INC.

By:
/s/ Stephen H. Watkins
Stephen H. Watkins
Chairman, PCCI

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen H. Watkins	Chairman	July 17,2007
Stephen H. Watkins

INDEX TO EXHIBITS

1.         Articles of Incorporation of Private Company Composite Index Inc. filed May 31, 2007.

2.         Bylaws of Private Company Composite Index Inc. filed May 31, 2007.

3.         Certificate of Amendment of Certificate of Incorporation authorizing common stock in the amount of 100,000,000 shares.

4.         Specimen Common Stock Certificate